EXHIBIT 99.1



NEWS RELEASE


              CHRONIMED REPORTS FISCAL 2003 SECOND QUARTER RESULTS REPORTS RECORD REVENUE; EARNINGS OF $0.11 PER SHARE


MINNEAPOLIS, JANUARY 29, 2003 -- Chronimed Inc. (Nasdaq: CHMD) reported record revenue and strong earnings in its fiscal 2003 second quarter ended December 27, 2002. Total Company revenue was a record $108.6 million for the quarter, up $8.1 million or 8% from $100.5 million in prior year's second quarter. Net income was $1.4 million, or $0.11 per share, an increase from $0.3 million or $0.03 per share in prior year's second quarter.

Henry F. Blissenbach, Chronimed's Chairman and Chief Executive Officer commented, "Profitability and cash flow were outstanding this quarter driven by strong gross margin and 24% same-store growth in our StatScript retail pharmacies."

Second quarter reported revenue from the Company's retail segment grew $8.6 million or 16%, while revenue from mail service was flat with prior year. Mr. Blissenbach added, "The impressive same-store growth in our StatScript pharmacies continues, demonstrating the strength of our retail franchise and its growth potential. As we have previously noted, to improve our mail service performance, we are restructuring our sales and marketing strategy to focus on certain medications that treat specific diseases. We expect to see the impact of this change in next fiscal year. However, I am encouraged that, on a sequential quarter basis, our mail service revenue increased by 8%."

Fiscal 2003 second quarter net income was $0.11 per share versus prior year second quarter net income of $0.03. Adjusted for fiscal 2002 StatScript special charges, fiscal 2002 second quarter net income was $0.07 per share.

Gross profit for the second quarter increased $1.6 million to $13.7 million compared to $12.1 million in the same period a year ago. Gross margin for the second quarter was 12.6% compared to 12.0% in both the second quarter a year ago and most recent fiscal 2003 first quarter. The gross margin improvement is primarily due to improved manufacturer relationships and favorable disease mix in the second quarter.

As reported, operating expenses as a percent of revenue were 10.6% in the second quarter of fiscal 2003. This compares to the prior year's 11.5% or 10.7% adjusted for prior year StatScript special charges.



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January 29, 2003
Page 2



Cash Flow and Borrowings

Chronimed generated $5.6 million in cash flow from operations in the second quarter compared to a net use of cash of $4.9 million in the same period a year ago. The Company had no outstanding borrowings on its line of credit and $14.4 million of cash on hand at the end of the second quarter.

Balance of Year Fiscal 2003 Guidance

The Company continues to expect fiscal 2003 revenues to be in the range of $430 million to $437 million compared to fiscal 2002 revenues of $397 million. The Company closed fourteen of its StatScript stores in fiscal 2002, which accounted for approximately $20 million of fiscal 2002 revenue. Hence, the Company expects to grow revenues approximately 15% from an adjusted fiscal 2002 base of $377 million. Chronimed continues to expect to earn approximately $0.37 to $0.39 per share in fiscal year 2003, up approximately 30% over adjusted fiscal 2002 levels.

Conference Call Information

Chronimed invites interested parties to participate in the second quarter financial results conference call on Thursday, January 30, 2003, 2:00 p.m. EST. To participate in the conference call, dial 212-896-6106 at least five to ten minutes prior to the scheduled time, and follow the operator's instructions. The conference call will also be webcast live over the Internet. To participate, logon to the Company's website at www.chronimed.com.

If you are unable to join the live call, it will be archived on Chronimed's website. In addition, a recording of the conference call will be available for a 24-hour period beginning at 4:00 p.m. EST. To access the replay during this period, call 800-633-8284 or 402-977-9140 and enter reservation number 21107655.

ABOUT CHRONIMED INC.
Chronimed Inc. is a disease-focused drug distribution company serving the prescription drug needs of people with chronic health conditions. The Company distributes pharmaceuticals and provides specialized patient management services nationwide for people with chronic conditions such as HIV/AIDS, organ transplant and diseases treated with biotech injectable medications. Chronimed works directly with patients, providers, payors, manufacturers and wholesalers to improve clinical and cost-of-care outcomes. Chronimed's web site address is www.chronimed.com.

Information contained in this press release and associated schedules, other than historical or current facts, should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements reflect management's current views of future events and financial performance that involve a number of risks and uncertainties. These factors include, but are not limited to, the following: our ability to maintain satisfactory on-going arrangements with drug manufacturers and wholesalers, and their ability to satisfy our volume, pricing, and product requirements; decrease in demand for drugs we handle; changes in Medicare or Medicaid; loss of relationships with payors (including Aetna or other large contracts); negative cost containment trends or financial difficulties by our payors; changes in or unknown violations of various federal, state, and local regulations; costs and other effects of legal or administrative proceedings; the adoption of new or changes to existing accounting policies and practices and the application of such policies and

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January 29, 2003
Page 3



practices; the amount and rate of growth in our selling, general and administrative expenses; the impairment of a significant amount of our goodwill; the effects of and changes in, trade, monetary and fiscal policies, laws and regulations; other activities of government agencies; our ability to obtain competitive financing to fund operations and growth; continuing qualifications to list our securities on a national stock exchange; developments in medical research affecting the treatment or cure of conditions for which we distribute medications; the ability of management and accounting controls to assure accurate and timely information; computer system, software, or hardware failures or malfunctions; heightened competition; and loss or retirement of key executives or changes in ownership. These and other risks and uncertainties are discussed in further detail in the cautionary statement filed as Exhibit 99.1 as part of Chronimed's annual report and Form 10-K filed with the Securities and Exchange Commission.

Contact:

Chronimed Inc.
Investor Relations
Brad Schumacher, (952) 979-3942

                                     (more)








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January 29, 2003
Page 4



                      CHRONIMED INC.
     Reconciliation of Reported Financials to Proforma
         (in thousands, except per share amounts)
                        (Unaudited)

                                                                   THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                DEC. 27,      DEC. 28,      DEC. 27,       DEC. 28,
                                                                  2002          2001          2002           2001
                                                               ------------  ------------  ------------  -------------
Income from operations -- as reported                              $ 2,156         $ 489       $ 3,678          $ 424
One-time charges (1)                                                     -           839             -          2,230
                                                               ------------  ------------  ------------  -------------
Proforma income from operations                                    $ 2,156       $ 1,328       $ 3,678        $ 2,654
                                                               ============  ============  ============  =============

Net income -- as reported                                          $ 1,387         $ 328       $ 2,362          $ 331
One-time charges (1)                                                     -           512             -          1,360
                                                               ------------  ------------  ------------  -------------
Proforma net income from continuing operations                     $ 1,387         $ 840       $ 2,362        $ 1,691
                                                               ============  ============  ============  =============

Fully diluted earnings per share:
Net income -- as reported                                           $ 0.11        $ 0.03        $ 0.19         $ 0.03
One-time charges (1)                                                     -          0.04             -           0.11
                                                               ------------  ------------  ------------  -------------
Proforma net income from continuing operations                      $ 0.11        $ 0.07        $ 0.19         $ 0.14
                                                               ============  ============  ============  =============

Average shares outstanding - diluted                                12,444        12,316        12,400         12,316
                                                               ============  ============  ============  =============


(1) Reflects special charges in fiscal 2002 related to the StatScript retail business for the costs of transferring the Kansas City retail headquarters to Minneapolis, store closing costs and costs associated with the fiscal 2001 financial restatement.







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January 29, 2003
Page 5




                                 CHRONIMED INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                  THREE MONTHS ENDED                      SIX MONTHS ENDED
                                           --------------------------------  ------------------------------------
                                              December 27,      December 28,        December 27,     December 28,
                                                  2002              2001                2002              2001
---------------------------------------------------------------------------  ------------------------------------
Revenue
   Mail Order                                   $ 45,094          $ 45,566            $ 86,809          $ 85,891
   Retail                                         63,542            54,988             121,720           108,091
-----------------------------------------------------------------------------------------------------------------
      Total revenue                              108,636           100,554             208,529           193,982

Cost of revenue                                   94,976            88,512             182,893           170,396
-----------------------------------------------------------------------------------------------------------------
        Gross profit                              13,660            12,042              25,636            23,586
                     % of Revenue                  12.6%             12.0%               12.3%             12.2%

Operating expenses
    Selling and marketing                          1,002               871               1,925             1,712
    General and administrative                     9,549             9,861              18,569            20,006
    Bad debt expense                                 953               821               1,464             1,444
-----------------------------------------------------------------------------------------------------------------
        Total operating expenses                  11,504            11,553              21,958            23,162
                     % of Revenue                  10.6%             11.5%               10.5%             11.9%

Income from operations                             2,156               489               3,678               424
                     % of Revenue                   2.0%              0.5%                1.8%              0.2%

Interest income                                       81               117                 144               229
Interest expense                                       -              (132)                  -              (219)
Other income                                           -                64                   -               109
-----------------------------------------------------------------------------------------------------------------

Income before income taxes                         2,237               538               3,822               543
Income tax expense                                  (850)             (210)             (1,460)             (212)
-----------------------------------------------------------------------------------------------------------------
Net income                                       $ 1,387             $ 328             $ 2,362             $ 331
=================================================================================================================
                     % of Revenue                   1.3%              0.3%                1.1%              0.2%

Basic and diluted net
     income per share                             $ 0.11            $ 0.03              $ 0.19            $ 0.03
=================================================================================================================

Basic weighted-average shares                     12,353            12,315              12,353            12,315
Diluted weighted-average shares                   12,444            12,316              12,400            12,316




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January 29, 2003
Page 6



                                 CHRONIMED INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                 DECEMBER 27,
                                                                                    2002                  JUNE 28,
                                                                                 (unaudited)                2002
------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets
    Cash and cash equivalents                                                      $ 14,423               $ 6,306
    Accounts receivable (net of allowances of $7,075 and $8,923
        at December 27, 2002 and June 28, 2002, respectively)                        38,888                44,461
    Inventory                                                                        10,918                 8,334
    Prepaid expenses                                                                  1,943                 1,062
    Deferred taxes                                                                    3,389                 3,437
------------------------------------------------------------------------------------------------------------------
        Total current assets                                                         69,561                63,600

Property and equipment, net                                                           4,861                 5,485

Goodwill                                                                             30,233                30,233
Other assets, net                                                                       139                   177
------------------------------------------------------------------------------------------------------------------
        Total assets                                                              $ 104,794              $ 99,495
==================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
    Accounts payable                                                               $ 17,653              $ 14,811
    Accrued expenses                                                                  3,065                 3,117
    Accrued bonus                                                                       700                 1,174
    Income taxes payable                                                              1,270                   648
------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                    22,688                19,750

Deferred taxes                                                                          278                   344

Shareholders' equity
    Preferred stock                                                                       -                     -
    Common stock, issued and outstanding shares--
          12,478 and 12,353, respectively                                               125                   124
    Additional paid-in capital                                                       55,713                55,122
    Unearned compensation                                                              (527)                    -
    Retained earnings                                                                26,517                24,155
------------------------------------------------------------------------------------------------------------------
        Total shareholders' equity                                                   81,828                79,401
------------------------------------------------------------------------------------------------------------------
        Total liabilities and shareholders' equity                                $ 104,794              $ 99,495
==================================================================================================================




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January 29, 2003
Page 7


                                 CHRONIMED INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                      SIX MONTHS ENDED
                                                                       ---------------------------------------------
                                                                                DECEMBER 27,            DECEMBER 28,
                                                                                    2002                    2001
--------------------------------------------------------------------------------------------------------------------
Operating activities
    Net income                                                                    $ 2,362                   $ 331

    Adjustments to reconcile net income to net cash provided by (used in)
         operating activities:
            Depreciation and amortization                                           1,171                   1,480
            Amortization of restricted stock                                           65                       -
            Deferred income taxes                                                     (18)                      -
            Changes in operating assets and liabilities:
                Accounts receivable                                                 5,573                  (6,680)
                Income taxes                                                          622                      52
                Inventory                                                          (2,584)                 (1,544)
                Accounts payable                                                    2,842                    (429)
                Accrued expenses                                                     (526)                    305
                Other assets                                                         (853)                   (684)
------------------------------------------------------------------------------------------------------------------
        Net cash provided by (used in) operating activities                         8,654                  (7,169)

Investing activities
    Purchases of property and equipment                                              (537)                   (571)
------------------------------------------------------------------------------------------------------------------
        Net cash used in investing activities                                        (537)                   (571)

Financing activities
    Net proceeds from borrowings                                                        -                   9,000
------------------------------------------------------------------------------------------------------------------
        Net cash provided by financing activities                                       -                   9,000

    Increase in cash and cash equivalents                                           8,117                   1,260
    Cash and cash equivalents at beginning of year                                  6,306                       -
------------------------------------------------------------------------------------------------------------------
    Cash and cash equivalents at end of year                                     $ 14,423                 $ 1,260
==================================================================================================================